UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 20, 2020
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East,	Minnetonka,	Minnesota	55343
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	UNH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After eight years of exemplary service, Marianne D. Short (age 69), Executive Vice President and Chief Legal Officer, has announced her intention to retire from UnitedHealth Group Incorporated (the “Company”) effective January 11, 2021. David S. Wichmann, chief executive officer of UnitedHealth Group, said “The Board of Directors of UnitedHealth Group and I want to thank Marianne for the pronounced impact she had in advancing our business during one of its most significant periods of growth. She is the consummate professional, always bringing cogent legal expertise, unparalleled strategic insights, uncompromising integrity, and inspirational leadership.”

Ms. Short will assist with transition of her responsibilities until March 1, 2021 and will remain with the Company as a Strategic Advisor until March 1, 2023.

On November 20, 2020, the Company announced that Mr. Matthew Friedrich (age 54) will succeed Ms. Short as Executive Vice President and Chief Legal Officer effective January 11, 2021. Prior to assuming this position, Mr. Friedrich served as General Counsel, Chief Corporate Affairs Officer and Secretary of Cognizant Technology Solutions Corporation.
Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated November 20, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2020

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith

Dannette L. Smith
Secretary to the Board of Directors